EXHIBIT 10.3

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 to Common Stock Purchase Warrant (this “Amendment”), dated as of August 11, 2015 (the “Effective Date”), is entered into by and between GelTech Solutions, Inc., a Delaware corporation (the “Company”), and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (the “Holder”).

RECITALS

WHEREAS, the Company issued to the Holder that certain Common Stock Purchase Warrant, dated September 1, 2010 (the “Warrant”), pursuant to which upon the terms and subject to the limitations set forth therein the Holder is entitled to exercise, subscribe for and purchase up to 200,000 shares of the Company’s common stock; and

WHEREAS, the Company and the Holder now desire to amend the Warrant as provided herein.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.

Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Warrant.

2.

Amendment. The parties desire to extend the Termination Date of the Warrant from September 1, 2015 to September 1, 2020, and as such, the first paragraph of the Warrant is hereby amended and shall read in its entirety as follows:

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Lincoln Park Capital Fund, LLC (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after September 1, 2010 (the “Initial Exercise Date”) and on or prior to the close of business on the tenth (10th) anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from GELTECH SOLUTIONS, INC., a Delaware corporation (the “Company”), up to 200,000 shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

3.

Conforming Changes.  All provisions in the Warrant and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4.

Full Force and Effect.  The remainder of the Warrant is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment.  The parties hereby ratify and confirm the terms and conditions of the Warrant, as supplemented and amended by this Amendment.

5.

Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

6.

Counterparts.  This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

** Signature Page Follows **

IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY:		HOLDER:

GelTech Solutions, Inc.		Lincoln Park Capital Fund, LLC

By:	/s/ Michael Hull	By:	/s/ Josh Scheinfeld
Name:	Michael Hull	Name:	Josh Scheinfeld
Title:	Chief Financial Officer	Title:	President

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